UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2020

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 18, 2020, Bionik Laboratories Corp. (the “Company”) terminated, effective immediately, its Distribution Agreement dated May 17, 2017 (the “Distribution Agreement”) with China Bionik Medical Rehabilitation Technology Ltd. (the “Distributor”), and the related License Agreement (the “License Agreement”) dated May 17, 2017 with the Distributor. The Distribution Agreement and the License Agreement were originally entered into as part of the Company’s cooperative joint venture in China (the “China JV”) evidenced by that Co-operative Joint Venture Contract dated May 17, 2017, as amended (the “CJV Contract” and, collectively with the Distribution Agreement and the License Agreement, the “JV Agreements”), made between the Company and Ginger Capital Investment Holding, Ltd. (“Ginger Capital”). As a result of the termination of the Distribution Agreement and the License Agreement, the Company further gave notice to Ginger Capital that it was terminating the CJV Contract in accordance with its terms.

The China JV was originally established for the purposes of strengthening the economic cooperation and technical exchange between the parties and adopting advanced technology and scientific management methods through the distribution and promotion of the Company’s products in the People’s Republic of China, Hong Kong and Macau (the “Territory”). In consideration of granting rights to the China JV to market and sell the Company’s products in the Territory, the China JV was originally tasked with the responsibility of obtaining approval from the PRC Food and Drug Administration and such other approvals in order for such marketing and sale in the Territory to be conducted. The China JV was to be co-managed by the parties and each party was represented at the board level by directors appointed by them. The terms of the CJV Contract also provided that any profit distribution will be 75% in favor of Ginger Capital and 25% in favor of the Company.

The Company terminated the JV Agreements as a result of, among other reasons, the China JV failing to meet the milestones and informational requirements set forth in the Distribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2020

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer